UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 18, 2020

HealthLynked Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	47-1634127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1726 Medical Blvd., Suite 101, Naples, Florida	34110
(Address of Principal Executive Offices)	(ZIP Code)

(239) 513-1992

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously reported on a Current Report on Form 8-K, dated February 11, 2020, HealthLynked Corp. (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Corporation, HLYK Florida, LLC, a Florida limited liability company and wholly-owned subsidiary of the Corporation (“HLYK FL”), Cura Health Management LLC, a Florida limited liability company (the “Target”), ACO Health Partners, LLC, a Delaware limited liability company, Bradberry Holdings, LLC, a Florida limited liability company, and FocusOne Holdings, LLC, a Florida limited liability company (each a “Seller,” and collectively, the “Sellers”).

On May 18, 2020, the Parties entered into a First Amendment to Agreement and Plan of Merger, which amended certain sections of the Merger Agreement (the “Amendment,” and together with the Merger Agreement, the “Transaction Documents”). The Amendment revises the Merger Consideration (as that term is defined in the Merger Agreement) payable to the Seller at Closing (the “Closing”) to the following: (i) $214,000 in cash; and (ii) 2,240,838 shares of the Corporation’s common stock.

Also on May 18, 2020, the Closing of the transactions contemplated by the Transaction Documents took place, upon which the Target merged with and into HLYK FL, with HLYK FL as the surviving entity.

At the Effective Time set forth in the Transaction Documents: (i) the Seller received the Merger Consideration due at the Closing; (ii) articles of merger were filed with the Florida Department of State, Division of Corporations; (iii) all of the equity of the Target issued and outstanding immediately prior to the Effective Time was cancelled; (iv) HLYK FL continued as the surviving entity; and (v) HLYK FL remains a wholly-owned subsidiary of the Corporation.

Additionally, as a part of the Merger Consideration, the Seller is entitled to: (i) up to $223,500 additional cash consideration payable at the time the Target receives the final assessment from the Centers for Medicare and Medicaid Services (“CMS”) on the calculation of its current year Medicare Shares Savings Program (“MSSP”) payment (estimated to be by September 2020), with the cash consideration payment to be prorated up to but not more than a target MSSP payment of $1,725,000; and (ii) up to $660,000 additional stock consideration payable at the time Target receives the final assessment of CMS on the calculation of MSSP Shared Savings, with the cash payment to be prorated up to but not more than a target MSSP payment of $1,725,000.

The foregoing description of the Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Transaction Documents.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.01 by reference.

Item 8.01 Other Events

On May 20, 2020, the Corporation issued a press release announcing the Closing of the Merger Agreement, as amended by the Amendment.

Pursuant to Regulation G, the information below is a reconciliation of certain non-GAAP financial measures used in the press released filed herewith to the most directly comparable GAAP financial measure. Net income is the most direct comparable GAAP financial measure for adjusted net income, a non-GAAP financial measure.

	Years Ended December 31,
	2019	2018
	Unaudited
Target consolidated net income	$1,047,671	$337,001
Owner distributions treated as consulting expense in prior periods (1)	(380,000)	---
Target adjusted net income as reported in May 20, 2020 press release	$667,671	$337,001

(1) - Prior to 2019, profits were realized by the owners in the form of consulting fees paid to the owners. Beginning 2019, profit distributions were made. This adjustment is to normalize the net income of Target for comparative purposes as if distributions to owners were treated as charges to income in both periods.

A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in this Current Report on Form 8-K. The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Agreement and Plan of Merger, dated May 18, 2020, by and among HealthLynked Corp., HLYK Florida, LLC, Cura Health Management LLC, ACO Health Partners, LLC, Bradberry Holdings LLC and FocusOne Holdings, LLC.
99.1	Press Release, dated May 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Dated: May 20, 2020	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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